Exhibit 8.1

Principal Subsidiaries, Consolidated Affiliated Entities and Subsidiaries of Consolidated Affiliated Entities

Principal Subsidiaries:

FinVolution (HK) Limited, a Hong Kong company

Bluebottle Limited, a Hong Kong company

Beijing Prosper Investment Consulting Co., Ltd., a PRC company

Shanghai Guangjian Information Technology Co., Ltd., a PRC company

Shanghai Shanghu Information Technology Co., Ltd., a PRC company

Shanghai Manyin Information Technology Co., Ltd., a PRC company

Consolidated Affiliated Entities:

Beijing Paipairongxin Investment Consulting Co., Ltd., a PRC company

Shanghai Zihe Information Technology Co., Ltd., a PRC company

Shanghai Ledao Technology Co., Ltd., a PRC company

Shanghai Nianqiao Technology Co., Ltd., a PRC company

Subsidiaries of Consolidated Affiliated Entities:

Shanghai PPDai Financial Information Services Co., Ltd., a PRC company

Hefei PPDai Information Technology Co., Ltd., a PRC company

Fujian Zhiyun Financing Guarantee Co., Ltd., a PRC company

Shanghai Erxu Information Technology Co., Ltd., a PRC company